SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) is July 19, 2005

YP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-24217	85-0206668
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

4940 E. Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 654-9646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 19, 2005, YP Corp., a Nevada corporation (the “Company”) executed an amendment (“Amendment”) to a Professional Employer Organization Service Agreement (“Professional Service Agreement”) between the Company and Red Mountain Payroll & Bookkeeping Service, Inc., a Nevada corporation (“Red Mountain”), the successor in interest to Commercial Finance Services, Inc., a Nevada corporation. Red Mountain provides the Company with certain payroll and employee benefit services pursuant to the Professional Service Agreement. This Amendment terminates the Professional Service Agreement as of December 31, 2005, at which time the Company will identify a provider of these services. The Amendment also includes Red Mountain’s acknowledgment of the receipt of a notice of breach. If Red Mountain fails to cure the identified breaches to the satisfaction of the Company within 60 days the Professional Service Agreement will be immediately terminated. Finally, the Amendment includes an agreement by Red Mountain to indemnify the Company against any claims or losses arising out of any wrongful or negligent acts of or failure to act by Red Mountain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2005	YP CORP.

/s/ Peter Bergmann

Peter Bergmann, Chairman and Chief Executive Officer